UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 17, 2017

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, Rowan Companies plc (“Rowan”) and the Saudi Arabian Oil Company (“Saudi Aramco”), through their subsidiaries, have entered into agreements to create a 50/50 joint venture (the “Joint Venture”) to own, manage and operate offshore drilling units in Saudi Arabia, which agreements included a shareholders’ agreement and asset transfer and contribution agreements.

On October 17, 2017, Rowan and Saudi Aramco amended the asset transfer and contribution agreements to, among other things, modify and clarify the mechanics associated with the formation of the Joint Venture to provide for: (1) equal cash contributions to the Joint Venture by each of Rowan and Saudi Aramco, (2) the subsequent sale of the initial rigs and related assets to the Joint Venture by each party in exchange for cash (each, an “Asset Sale”), and (3) the distribution by the Joint Venture of excess cash in the amount of approximately $88 million to each party maintaining each party’s 50% ownership interest in the Joint Venture following the Asset Sales. The underlying economics of the Joint Venture to Rowan have not changed in any material respect from previously disclosure as a result of the amendments to the asset transfer and contribution agreements, nor have Rowan’s ongoing obligations under the joint venture agreements changed in any material respect as a result of the amendments to the asset transfer and contribution agreements. As previously disclosed, each party holds equal equity ownership in the Joint Venture as of the closing.

Item 7.01	Regulation FD

On October 19, 2017, Rowan issued a press release announcing the commencement of its’ joint venture with Saudi Aramco and the execution of the related transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report and in the exhibits attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Rowan Asset Transfer and Contribution Agreement, dated 17 October 2017, by and between Saudi Aramco Development Company, Rowan Rex Limited and Saudi Aramco Rowan Offshore Drilling Company
2.2	Amendment No. 1 to Saudi Aramco Asset Transfer and Contribution Agreement, dated 17 October 2017, by and between Saudi Aramco Development Company, Rowan Rex Limited and Saudi Aramco Rowan Offshore Drilling Company
99.1	Press release dated October 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2017	Rowan Companies plc

	By:	/s/ Stephen M. Butz
Stephen M. Butz Executive Vice President and Chief Financial Officer

Exhibit List

Exhibit
Number	Exhibit Description

2.1	Amendment No. 1 to Rowan Asset Transfer and Contribution Agreement, dated 17 October 2017, by and between Saudi Aramco Development Company, Rowan Rex Limited and Saudi Aramco Rowan Offshore Drilling Company
2.2	Amendment No. 1 to Saudi Aramco Asset Transfer and Contribution Agreement, dated 17 October 2017, by and between Saudi Aramco Development Company, Rowan Rex Limited and Saudi Aramco Rowan Offshore Drilling Company
99.1	Press release dated October 19, 2017